As filed with the Securities and Exchange Commission on June 22, 2020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE ROYCE FUND
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Royce Dividend Value Fund

Royce Global Financial Services Fund

Royce International Premier Fund

Royce Micro-Cap Fund

Royce Opportunity Fund

Royce Pennsylvania Mutual Fund

Royce Premier Fund

Royce Small-Cap Value Fund

Royce Smaller-Companies Growth Fund

Royce Special Equity Fund

Royce Total Return Fund

Shareholder Name

Address

Address

Address

Reference Number:

URGENT NOTICE

SPECIAL SHAREHOLDER MEETING

Dear Shareholder:

On July 14, 2020 a Special Meeting of Shareholders will be held to vote on an important proposal that was outlined in the proxy materials that were mailed to you. We have made several attempts to contact you so you can vote your shares, however our calls have gone unanswered.

Your vote is very important. By taking a moment to vote, all future mail and phone calls to you regarding this matter will be stopped.

•	To vote your shares today and for personal assistance, call 1-866-209-8568 (toll free) between 9:00 a.m. and 11:00 p.m. Eastern time, Monday through Friday and between 12:00 p.m. and 6:00 p.m. Eastern time on Saturday.

By calling the toll-free number, you will be speaking with a representative of Computershare Fund Services, the firm assisting The Royce Funds in the effort of gathering votes.

At the time of the call, you will be asked for the reference number above in order to locate your voting record for the account that you own. The representative will not have access to your confidential information and the telephone line is also recorded for your protection. After the call, you will receive a confirmation of your vote by mail.

After careful consideration, the Board unanimously recommends that shareholders vote in favor of the proposal.

We appreciate your voting. Thank you for investing with The Royce Funds.